UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 2, 2016

Prudential Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-55084	46-2935427
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1834 West Oregon Avenue, Philadelphia, Pennsylvania	19145
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(215) 755-1500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[x]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

          On June 2, 2016, Prudential Bancorp, Inc., a Pennsylvania corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Polonia Bancorp, Inc., a Maryland corporation (“Polonia”). Pursuant to the Merger Agreement, Polonia will merge with and into the Company (the “Merger”) and Polonia’s wholly owned subsidiary, Polonia Bank, a federally chartered savings bank, will merge with and into Prudential Savings Bank, a Pennsylvania-chartered savings bank and the wholly owned subsidiary of the Company. The transaction provides for total consideration valued at approximately $38.1 million, including the cash payments to be made upon cancellation of outstanding stock options.

          Pursuant to the Merger Agreement, at the effective time of the Merger, each outstanding share of Polonia common stock will be converted into the right to receive, at the election of the Polonia shareholder (subject to certain conditions, including conditions relating to pro-ration):  (i) 0.7591 of a share of Company common stock (the “Exchange Ratio”) or (ii) $11.28 in cash (the “Per Share Cash Consideration” and collectively with the Exchange Ratio, the “Merger Consideration”).  The election of shares of Company stock or cash will be subject to pro-ration such that 50% of the issued and outstanding shares of Polonia common stock will be exchanged for Company common stock and 50% will be exchanged for cash. Options to purchase Polonia common stock outstanding at the effective time of the Merger will fully vest and be exchanged for a cash payment equal to the difference, if positive, between the Per Share Cash Consideration under the Merger Agreement and the corresponding exercise price of such option.

          The Merger Consideration is subject to adjustment in certain limited situations.  In the event that Polonia Consolidated Stockholders’ Equity, as calculated in accordance with the terms of the Merger Agreement, is less than $37.4 million as of the Final Statement Date, as defined in the Merger Agreement, then the Exchange Ratio and the Per Share Cash Consideration will be adjusted downward to reflect the amount of the difference between $37.4 million and the Polonia Consolidated Stockholders’ Equity. The Merger Consideration is subject to potential upward adjustment to reflect the after-tax impact of certain recoveries experienced by Polonia, if any, achieved prior to the Final Statement Date as specified in the Merger Agreement. In such situation, the Exchange Ratio and the Per Share Cash Consideration, as they may have been adjusted downward as noted above, will be correspondingly adjusted to reflect the amount of such after-tax recoveries.

          The Merger has been approved by the board of directors of each of the Company and Polonia.

          The Merger Agreement includes customary representations, warranties and covenants of the parties. The covenants of Polonia include, among other things, (i) to conduct its business in the ordinary course until the Merger is completed, (ii) to hold a shareholders’ meeting for the purpose of voting on the approval of the Merger Agreement,

(iii) subject to its fiduciary duties, to recommend to its shareholders the approval of the Merger Agreement, (iv) not to solicit proposals relating to alternative business combination transactions and (v) subject to certain exceptions, not to enter into discussions concerning, or provide confidential information in connection with, any proposals for alternative business combination transactions. The covenants of the Company include, among other things, to use reasonable efforts to preserve intact its business organization and assets and maintain its rights and franchises.

          Consummation of the Merger is subject to customary closing conditions, including, without limitation, (i) the approval of the Polonia shareholders by the requisite shareholder vote, (ii) the making of certain governmental filings, receipt of regulatory approvals and the expiration of any applicable waiting periods, (iii) the accuracy of specified representations and warranties, (iv) the effectiveness of the Form S-4 Registration Statement to be filed by the Company with the Securities and Exchange Commission (the “SEC”), (v) the absence of a material adverse effect and (vi) the receipt of favorable tax opinions that the Merger will qualify as a reorganization within the meaning of the Internal Revenue Code of 1986, as amended. Additionally, consummation of the Merger is conditioned upon holders of no more than fifteen percent (15%) of the issued and outstanding shares of Polonia having exercised their statutory appraisal or dissenters’ rights.

          The Merger Agreement contains certain termination rights for both the Company and Polonia, including, without limitation, (i) if the Merger has not been completed by February 28, 2017 and (ii) if Polonia’s shareholders fail to approve the transaction by the requisite vote. In addition, Polonia may terminate the Merger Agreement if (x) the average closing price of the Company’s common stock during a specified period prior to closing is less than the product of 0.800 and $14.86 and (y) the Company’s common stock underperforms the NASDAQ Bank Index by more than 20%, unless the Company elects to make a compensating adjustment to the Exchange Ratio. The Merger Agreement further provides that Polonia will be required to pay the Company a termination fee of $1,515,000 if the Merger Agreement is terminated under certain specified circumstances.

          The foregoing description of the Merger Agreement and the Merger is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement filed herewith as Exhibit 2.1 and incorporated herein by reference. The representations, warranties and covenants of the Company and Polonia in the Merger Agreement were made or given by the parties only for purposes of the Merger Agreement and as of specific dates. The representations, warranties and covenants were and are solely for the benefit of the parties to the Merger Agreement, may be subject to important qualifications and limitations agreed to by the parties, including qualifications and limitations agreed to for the purposes of allocating contractual risk between the parties to the Merger Agreement rather than establishing matters as facts.  Moreover, some of those representations and warranties may not be accurate or complete as  of any specified date and may be subject to contractual standards of materiality different from those generally applicable to investors. Information concerning the subject matter of the representations, warranties  and covenants  may change after  the date  of the Merger Agreement,  and  any  such  subsequent  information may or  may not be fully reflected in the parties’ public disclosures. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the Company or Polonia, their respective affiliates or their respective businesses. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company or Polonia, their respective affiliates or their respective businesses that will be contained in, or incorporated by reference into, the Registration Statement on Form S-4 that will include a proxy statement of Polonia and a prospectus of the Company, as well as in the Forms 10-K, Forms 10-Q and other filings that the Company makes with the SEC.

          In connection with the execution and delivery of the Merger Agreement, the directors and certain executive officers of Polonia have entered into voting agreements (each, a “Voting Agreement”) pursuant to which those persons have agreed to vote their shares of Polonia common stock in favor of approval of the Merger Agreement and the transactions contemplated thereby, subject to the terms and conditions of the Voting Agreement. Under the terms of the Voting Agreements, the directors and certain executive officers have also agreed, with certain exceptions, not to transfer any their shares of common stock of Polonia. The form of Voting Agreement is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 8.01    Other Events.

          On June 2, 2016, the Company and Polonia issued a joint press release announcing the signing of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, expectations or predictions of future financial or business performance, conditions relating to the Company and Polonia, or other effects of the proposed Merger of the Company and Polonia. These forward-looking statements include statements with respect to the Company’s beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, that are subject to significant risks and uncertainties, and are subject to change based on various factors (some of which are beyond the Company’s control). The words “may,” “could,” “should,” “would,” “will,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan” and similar expressions are intended to identify forward-looking statements.

In addition to factors previously disclosed in the reports filed by the Company with the SEC and those identified elsewhere in this document, the following factors, among others, could cause actual results to differ  materially from forward looking  statements or  historical performance: the ability to obtain regulatory approvals and satisfy other closing conditions to the merger, including approval by shareholders of Polonia; delay in closing the Merger; difficulties and delays in integrating the Polonia business or fully realizing anticipated cost savings and other benefits of the Merger; business disruptions following the Merger; the strength of the United States economy in general and the strength of the local economies in which the Company and Polonia conduct their operations; general economic conditions, legislative and regulatory changes, monetary and fiscal policies of the federal government, changes in tax policies, rates and regulations of federal, state and local tax authorities, changes in interest rates, deposit flows, the cost of funds, demand for loan products, demand for financial services, competition, changes in the quality or composition of the Company's loan, investment and mortgage-backed securities portfolios, changes in accounting principles, policies or guidelines and other economic, competitive, governmental and technological factors affecting the Company's operations, markets, products, services and fees; and the success of the Company at managing the risks involved in the foregoing.

Annualized, pro forma, projected and estimated numbers presented herein are presented for illustrative purpose only, are not forecasts and may not reflect actual results.

The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company to reflect events or circumstances occurring after the date of this press release.

For a complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review the Company’s filings with the SEC, including its most recent Annual Report on Form 10-K, as supplemented by its quarterly or other reports subsequently filed with the SEC.

Important Additional Information and Where to Find It

The Company intends to file with the SEC a Registration Statement on Form S-4 relating to the proposed Merger, which will include a prospectus for the offer and sale of the Company’s common stock as well as the proxy statement of Polonia for the solicitation of proxies from its shareholders for use at the meeting at which the Merger will be considered. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. SHAREHOLDERS OF POLONIA ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED BY THE COMPANY WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

A free copy of the proxy statement/prospectus, as well as other filings containing information about the Company, may be obtained at the SEC’s website at http://www.sec.gov, when they are filed by the Company. You will also be able to obtain these documents, when they are filed, free of charge, from the Company at www.prudentialsavingsbank.com under the heading “About Us” and then under the Investor Relations menu. In addition, copies of the proxy statement/prospectus can also be obtained, when it becomes available, free of charge by directing a request to the Company at 1834 West Oregon Avenue, Philadelphia, PA 19145 or by contacting Regina Wilson, Corporate Secretary, at 215-755-1500 or to Polonia at 3933 Huntingdon Pike, 3rd Floor, Huntingdon Valley, PA 19006 or by contacting Paul Rutkowski, CFO and Corporate Secretary, at 215-938-8800.

Polonia and certain of its directors and executive officers may be deemed to be “participants” in the solicitation of proxies in connection with the proposed Merger. Information concerning the interests of the Polonia persons who may be considered “participants” in the solicitation is set forth in the proxy statement for Polonia’s 2016 annual meeting of shareholders, as filed with the SEC on April 8, 2016. Additional information concerning Polonia’s directors and executive officers, including their ownership of Polonia common stock, will be set forth in the proxy statement/prospectus relating to the Merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

Item	9.01	Financial Statements and Exhibits
	(a)	Not applicable.
	(b)	Not applicable.
	(c)	Not applicable.
	(d)	The following exhibits are included with this Report:

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated as of June 2, 2016 by and between Prudential Bancorp, Inc. and Polonia Bancorp, Inc.

10.1	Form of Voting Agreement (included as Exhibit B to the Agreement and Plan of Merger filed as Exhibit 2.1 hereto)

99.1	Press release dated June 2, 2016, regarding the proposed merger between Prudential Bancorp, Inc. and Polonia Bancorp, Inc.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRUDENTIAL BANCORP, INC.

	By:	/s/ Jack E. Rothkopf
	Name:	Jack E. Rothkopf
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

Date: June 2, 2016

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated as of June 2, 2016 by and between Prudential Bancorp, Inc. and Polonia Bancorp, Inc.

10.1	Form of Voting Agreement (included as Exhibit B to the Agreement and Plan of Merger filed as Exhibit 2.1 hereto)

99.1	Press release dated June 2, 2016, regarding the proposed merger between Prudential Bancorp, Inc. and Polonia Bancorp, Inc.